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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


Baker Hughes Incorporated:

We consent to the incorporation by reference in Post-Effective Amendment Nos. 1 and 2 to Registration Statement No. 33-14803 on Form S-8, in Registration Statement No. 33-39445 on Form S-8, in Registration Statement No. 33-51295 on Form S-8, in Registration Statement No. 33-57759 on Form S-8, in Registration Statement No. 333-19771 on Form S-8, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-28123 on Form S-4, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-29027 on Form S-4, in Registration Statement No. 333-49327 on Form S-8, in Registration Statement No. 333-61065 on Form S-8, in Registration Statement No. 333-62205 on Form S-8, in Registration Statement No. 333-74897 on Form S-8, in Registration Statement No. 333-81463 on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 333-87829 on Form S-3, and in Registration Statement No. 333-41982 on Form S-8 of our report dated February 13, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards Nos. 133, 137 and 138 which establishes a new method of accounting for derivatives instruments and hedging activities) appearing in this Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended December 31, 2001.





Houston, Texas
March 13, 2002